UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 2, 2019
Date of Report (date of earliest event reported)
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274		26-0037077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

6501 Legacy Drive	Plano	Texas	75024-3698
(Address of Principal Executive Offices)			(Zip Code)
(972) 431-1000
Registrant's telephone number, including area code
 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of 50 cents par value	JCP	New York Stock Exchange
Preferred Stock Purchase Rights	JCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

On December 2, 2019, J. C. Penney Company, Inc. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that it has regained compliance with the NYSE’s minimum average share price listing requirement. Rule 802.01C of the NYSE’s Listed Company Manual requires that a company’s common stock trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period. The Company regained compliance after its closing share price on November 29, 2019 and its average closing share price for the consecutive 30-days of trading ending November 29, 2019 were both above $1.00 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Bill Wafford
Bill Wafford Executive Vice President, Chief Financial Officer

Date:  December 2, 2019